FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2004

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 5.   Other Events

The Board of Directors of EDS intends to submit for approval by shareholders at EDS' 2005 Annual Meeting of Shareholders the following three proposals:

*      A proposal to amend EDS' Certificate of Incorporation to provide that those actions which currently require a supermajority shareholder vote shall require a majority vote.

*      A proposal to approve either EDS' current rights plan or a modified rights plan.  If shareholders do not approve the rights plan at that meeting, the Board intends to redeem EDS' existing rights plan and to not implement a successor rights plan that has not been approved by shareholders.

*      A proposal to amend EDS' Certificate of Incorporation to eliminate the company's classified board structure and provide for the annual election of directors.

Shareholder proposals regarding supermajority vote and shareholder approval of rights plans have been approved by shareholders at previous shareholder meetings and have again been submitted for presentation at EDS' 2004 shareholder meeting.  A proposal to eliminate the classified board structure has been submitted for presentation at the 2004 shareholder meeting but had not previously been presented to EDS shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

May 6, 2004                                                                                                              By:   /s/ D. Gilbert Friedlander

                                                                                                                                           D. Gilbert Friedlander, Executive Vice
                                                                                                                                           President, General Counsel and Secretary

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